Exhibit 3.2

AMENDED AND RESTATED

CODE OF BY-LAWS

OF

MEDIACO HOLDING INC.

ARTICLE 1
Identification And Offices

Section 1.1                                    Name.  The name of the Corporation is MediaCo Holding Incorporated (hereinafter referred to as the “Corporation”).

Section 1.2                                    Registered Office.  The registered office and registered agent of the Corporation is as provided and designated in the Corporation’s Amended and Restated Articles of Incorporation, as the same may be amended, restated, or otherwise modified from time to time (the “Articles”).  The Board of Directors may, from time to time, change its registered office or registered agent.  On or before the day that any such change is to become effective, a certificate of such change shall be filed with the Secretary of State of the State of Indiana.

Section 1.3                                    Other Offices.  The Corporation may establish and maintain such other offices, within or without the State of Indiana, as are from time to time authorized by the Board of Directors.  The principal office of the Corporation is One Emmis Plaza, Suite 700, 40 Monument Circle, Indianapolis, Indiana 46204.

ARTICLE 2
Meetings of Shareholders

Section 2.1                                    Place of Meeting.  All meetings of the shareholders of the Corporation (the “Shareholders,” and each, a “Shareholder”) shall be held at the principal office of the Corporation in the State of Indiana or at such other place within or without the State of Indiana as may be fixed from time to time by the Board of Directors or the Chairman of the Board.

Section 2.2                                    Annual Meeting.  The annual meeting of the Shareholders shall be held each year within twelve (12) months after the end of the previous fiscal year, unless otherwise required by law, for the purpose of electing Directors and for the transaction of such other business as may properly come before the annual meeting.  If for any reason an annual meeting is not held during the time period herein provided, such annual meeting may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting of the Shareholders called for that purpose.

Section 2.3                                    Special Meetings.  Special meetings of all Shareholders or a class of Shareholders for any purpose or purposes, unless otherwise prescribed by law or the Articles, may be called by the Board of Directors or the Chairman of the Board.

Section 2.4                                    Notice of Meetings.  Written notice of the place, date and hour of each meeting of the Shareholders and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be mailed or delivered, not less than ten (10) days nor more than sixty (60) days prior to the meeting, to each Shareholder of record entitled to notice of such meeting.  If such notice is mailed, it shall be deemed to have been given to a Shareholder when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his or her address as it appears on the records of Shareholders of the Corporation.  No notice shall be required to be given by mail or otherwise where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 2.5                                    Waiver of Notice.  Notice of any meeting may be waived in writing by a Shareholder before or after the date and time stated in the notice.  Attendance by a Shareholder at a meeting in person or by proxy waives objection to (i) lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 2.6                                    Quorum; Adjourned Meetings.  Except as otherwise required by law, the presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares entitled to vote at a meeting of the Shareholders shall constitute a quorum for the transaction of business at such meeting.  In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, without notice other than announcement at the meeting of the date, time and place of the adjourned meeting, unless the date of the adjourned meeting requires that the Board of Directors fix a new record date therefor, in which case notice of the adjourned meeting shall be given.  At adjourned meetings at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum is present during the meeting, the Shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 2.7                                    Voting.  Except as otherwise required by the Articles or as may be provided with respect to any series of Preferred Stock, each Shareholder of Class A Common Stock shall be entitled to one (1) vote for each such share held by such Shareholder and each Shareholder of Class B Common Stock shall be entitled to ten (10) votes for each such share held by such Shareholder. A Shareholder may vote in person or by proxy; provided, however, that no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer or shorter period. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event no later than the time designated in the order of business for so delivering such proxies. All actions shall be authorized by the affirmative vote of holders of a majority in voting power of the outstanding shares of the Corporation entitled to vote thereon, voting together as a single class, present in person (unless such meeting is held by means of the Internet or other electronic technology in which case the Proponent (as defined below) or Nominating Shareholder (as defined below) or its qualified representative shall be present at such meeting of Shareholders by means of the Internet or other electronic technology) (“Present in Person”) or represented by proxy, unless a different or minimum vote is required by the Articles or as may be provided with respect to any series of Preferred Stock, these By-Laws, the rules or regulations of any stock exchange applicable to the

Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

Section 2.8                                    Closing of Books.  The Board of Directors may fix a time, not exceeding seventy (70) calendar days preceding the date of any meeting of Shareholders, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed.  The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.  If the Board of Directors fails to fix a record date for determination of the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders, the record date shall be the date specified by the Chairman of the Board in his or her call of the meeting or, if no such date is so specified, the record date shall be the twentieth (20th) day preceding the date of such meeting.

Section 2.9                                    Organization of Meetings.  The Chairman of the Board, or in his or her absence, any person appointed by the Chairman of the Board, or if no such person is appointed, any person chosen by the Board of Directors shall preside at and act as chairman of all meetings of the Shareholders; and the Secretary, or in his or her absence, any person appointed by the Chairman of the Board, shall act as secretary of the meeting.  The order of business and all other matters of procedure at every meeting of the Shareholders shall be determined by the presiding officer of the meeting.

Section 2.10                             Shareholder List.  The Secretary shall prepare before each meeting a complete list of the Shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each Shareholder (the “Shareholder List”).  Beginning five (5) business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting.  On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder’s purpose, and if the Shareholder List is directly connected with the Shareholder’s purpose, a Shareholder (or such Shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder’s expense, during the period the Shareholder List is available for inspection.  The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

Section 2.11                             Advance Notice of Business to Be Presented at Annual Meetings.

(a)                                 Except as otherwise provided by applicable law or regulations, at any annual meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting in accordance with the provisions of the Articles, these By-Laws and the Indiana Business Corporation Law (the “IBCL”). In order to be properly brought before an annual meeting of Shareholders, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to Shareholders of record on the record date for such meeting by or at the direction of the Board of Directors (or any committee thereof duly authorized by the affirmative vote of a majority of the Board of Directors), (ii) brought before the meeting at the direction of the Board of Directors, any committee thereof duly authorized by the affirmative vote of a majority of the Board of Directors, or the presiding officer of the meeting if delegated that authority by a resolution of the Board of Directors adopted by an affirmative vote of a majority of the Board of Directors, or (iii) brought before the meeting by any Shareholder of the Corporation Present in Person who (A) is a Shareholder of record of stock of the Corporation on the date of the delivery of the notice provided for in this Article II, (B) is entitled to vote at the meeting, and (C) complies with all applicable requirements set forth in this Section 2.11.

(b)                                 Except with respect to proposed nominations of persons for election to the Board of Directors, which must be made in compliance with the provisions of Section 2.12 herein and except for Shareholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the U.S. Securities and Exchange Commission’s (“SEC”) Division of Corporation Finance or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board of Directors (or any committee thereof duly authorized by the affirmative vote of a majority of the Entire Board) and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, Section 2.11(a)(iii) of this Article II shall be the exclusive means for a Shareholder to propose business to be brought before an annual meeting of Shareholders.

(c)                                  In addition to the other requirements set forth in this Section 2, for any proposal of business to be properly brought before an annual meeting of Shareholders, it (i) must be a proper subject for action by Shareholders of the Corporation under these By-Laws, the Articles, the IBCL and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board of Directors under these By-Laws, the Articles, the IBCL or other applicable law.

(d)                                 Nothing in this Section 2.11 shall be deemed to give any Shareholder the right to have any proposal included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under the Exchange Act, including pursuant to Rule 14a-8 under the Exchange Act (or any successor rule), or other applicable law or governmental regulation, such right shall be limited to the right expressly provided under such applicable law or governmental regulation and nothing in this Section 2.11 shall be deemed to affect such rights.

(e)                                  In addition to any other applicable requirements, for business to be properly brought before an annual meeting of Shareholders by a Shareholder pursuant to Section 2.11(a)(iii) of this Article II, such Shareholder must (i) have given Timely Notice (as defined below) thereof in proper written form to the Secretary of the Corporation containing the information as required to be set forth by this Section 2.11 (the “Proposal Notice”), and

(ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. To be timely, a Proposal Notice or Nominating Notice (as defined in Section 2.12(b) herein) shall be delivered personally, or mailed to, the Secretary at the principal executive offices of the Corporation and received not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary of the date of the preceding calendar year’s annual meeting of Shareholders; provided, however, that in the event that the date of the annual meeting of Shareholders is advanced by more than thirty (30) calendar days or delayed by more than sixty (60) calendar days from the anniversary of the preceding calendar year’s annual meeting, or if the Corporation did not hold an annual meeting in the preceding calendar year, the Proposal Notice or Nominating Notice to be timely must be delivered to, and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one-hundred twentieth (120th) calendar day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual meeting or (ii) the tenth (10th) calendar day following the day on which notice of the date of such meeting was mailed or on which public disclosure (as defined below) of the date of such meeting is first made by the Corporation, whichever first occurs (such notice that is provided within such time periods, a “Timely Notice”). For purposes of these By-Laws, “Proposal Notice Deadline” shall mean the last date for a Shareholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment, postponement or recess of an annual meeting of Shareholders or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a Proposal Notice as described above;

(f)                                   To be in proper written form, the Proposal Notice must set forth:

(i)                                     the name and record address of each Shareholder proposing to bring business before the annual meeting of Shareholders (each, a “Proponent”), as they appear on the Corporation’s books;

(ii)                                  the name and address of each Shareholder Associated Person. “Shareholder Associated Person” means with respect to any Proponent or Nominating Shareholder (as defined below), (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Shareholder, (ii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Proponent or Nominating Shareholder in any solicitation contemplated by the Proposal Notice or the Nominating Notice, (iii) each person who is disclosed as a member of a “group” with any such Proponent or Nominating Shareholder or beneficial owner in a Schedule 13D or an amendment thereto filed with the SEC relating to the equity securities of the Corporation, and (iv) any person that directly, or indirectly through one or more intermediaries, is Acting in Concert with such Proponent or Nominating Shareholder or a Shareholder Associated Person of such Proponent or Nominating Shareholder. A person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(iii)                               as to each Proponent and each Shareholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such Proponent or Shareholder Associated Person, (B) a description in reasonable detail of any agreement, arrangement or understanding, written or oral, direct or indirect, with respect to the business proposed to be brought before the annual meeting of Shareholders by the Proponent, between or among any Proponent or any Shareholder Associated Person and any other person or entity (naming each person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed by such Proponent or Shareholder Associated Person pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such Proponent or Shareholder Associated Person), (C) a description in reasonable detail of any plans or proposals of such Proponent or Shareholder Associated Person relating to the Corporation that would be required to be disclosed by such Proponent or Shareholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Shareholder Associated Person pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Proponent or Shareholder Associated Person) together with a description of any agreements, arrangements or understandings (whether written or oral) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings, (D) a description in reasonable detail of any agreement, arrangement or understanding, written or oral, (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the notice by, or on behalf of, any Proponent or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any Proponent or any Shareholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship between any Proponent or any Shareholder Associated Person and any other person or entity (naming each such person or entity) pursuant to which such Proponent or Shareholder Associated Person has a right to vote any shares of stock of the Corporation, and (F) a description in reasonable detail of any profit-sharing or any performance-related fees (other than an asset-based fee) that any Proponent or any Shareholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.11(f)(i) to (iii) of this Article II is referred to herein as “Shareholder Information”;

(iv)                              a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to be Present in Person at the annual meeting to propose such proposed business;

(v)                                 as to each item of business such Proponent proposes to bring before the annual meeting of Shareholders, (A) a description in reasonable detail of such business, (B) the complete text of the proposal (including the complete text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-Laws or the Articles, the language of the proposed amendment), and (C) a description in reasonable detail of the reasons for conducting such business at the annual meeting of Shareholders;

(vi)                              any material interest of any Proponent and any Shareholder Associated Person in such proposed business;

(vii)                           a representation as to whether the Proponent(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such proposed business or (B) otherwise to solicit proxies from Shareholders in support of such proposed business;

(viii)                        all other information relating to the proposal of such business that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Proponent(s) or Shareholder Associated Persons are participants in a solicitation subject to Section 14 of the Exchange Act (or any successor of such section); and

(ix)                              a representation that each Proponent shall provide any other information reasonably requested by the Corporation in the form and manner, and within the time period, reasonably requested by the Corporation.

(g)                                  A Proponent shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true, correct and complete in all respects not only as of the Proposal Notice Deadline but also at all times thereafter and prior to the annual meeting of Shareholders, and such update and supplement shall be received by the Secretary not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the announced date of the meeting at which such proposals contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this Section 2.11 do not cause a notice that was not true, correct and complete in all respects and in compliance with this Section 2.11 when first delivered to the Corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 2.11.

(h)                                 The presiding officer of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting, that the proposed business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.11, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(i)                                     A Proponent, by delivering a Proposal Notice to the Corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Proponent acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as being true, accurate and complete in all respects and not containing any false or misleading statements.

(j)                                    If the Proponent proposing such business (or a qualified representative (as defined below) thereof) is not Present in Person at the annual meeting of Shareholders to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, business proposed to be brought by a Proponent may not be brought before an annual meeting of Shareholders if (i) such Shareholder takes action contrary to the representations made in the Proposal Notice applicable to such business, (ii) when submitted to the Corporation prior to the Proposal Notice Deadline, the Proposal Notice applicable to such business contained information submitted pursuant to this Section 2.11 that was not true, correct or complete in all respects, an untrue statement of a fact or an omission to state a fact necessary to make the statements therein not misleading, or (iii) after being submitted to the Corporation, the Proposal Notice applicable to such business was not updated in accordance with these By-Laws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects and not contain any false or misleading statements. For purposes of this Section 2.11, a “qualified representative” of any Shareholder means a person who is a duly authorized officer, manager or partner of such Shareholder (including, as applicable, a Proponent or a Nominating Shareholder) or has been authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy with respect to the specific matter to be considered at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the presiding officer of the meeting) of the writing or electronic transmission, at the meeting of Shareholders prior to the taking of action by such person on behalf of the Shareholder.

(k)                                 A Proponent, by delivering a Proposal Notice to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation nor the Board of Directors shall be restricted, in any manner, from publicly disclosing or using any of the information contained in the Proposal Notice.

(l)                                     Notwithstanding any notice of a Shareholder meeting or proxy statement sent to Shareholder on behalf of the Corporation or filed with the SEC, a Shareholder must separately comply with this Section 2.11 to propose business at any annual meeting. If the Shareholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice, proxy statement or any supplement thereto, the Shareholder nevertheless is still required to comply with this Section 2.11 and deliver, prior to the Proposal Notice Deadline, its own separate and timely Proposal Notice to the Secretary that complies in all respects with the requirements of this Section 2.11.

(m)                             Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Articles or as may be provided with respect to any such series of Preferred Stock.

Section 2.12                             Advance Notice of Nominations to Be Presented.

(a)                                 Subject to the rights of the holders of Class A Common Stock and Class B Common Stock and any outstanding series of Preferred Stock under the Articles, nominations of any person for election to the Board of Directors at an annual or special meeting of Shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting of Shareholders in accordance with these By-Laws) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons duly authorized to do so by the affirmative vote of a majority of the Board of Directors or these By-Laws (including, without limitation, by making reference to the nominees in the proxy statement delivered to the Corporation’s Shareholders on behalf of the Board of Directors), or (ii) by a Shareholder Present in Person who (A) is a Shareholder of record on the date of the delivery of the notice provided for in this Section 2.12, (B) is entitled to vote at the meeting, and (C) complies with all applicable notice procedures and requirements set forth in this Section 2.12. The foregoing clause (ii) shall be the exclusive means for a Shareholder to propose any nomination of a person or persons for election to the Board of Directors at a Shareholders’ meeting. If a Shareholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of the Shareholders, such Shareholder’s right to make an advance notice of nomination pursuant to this Section 2.12 shall be limited to such class or category of directors.

(b)                                 Without qualification, for a Shareholder to propose a nomination of a person or persons for election to the Board of Directors at an annual meeting of Shareholders, such Shareholder must (i) provide Timely Notice thereof in proper written form to the Secretary containing the information with respect to such Shareholder and its proposed candidates for nomination for election to the Board of Directors as required to be set forth by this Section 2.12 (collectively, the “Nominating Notice”), and (ii) provide any updates or supplements to such Nominating Notice at the times and in the forms required by this Section 2.12.

(c)                                  Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of Shareholders, then for a Shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting of Shareholders, the Shareholder must (i) provide timely notice thereof in proper written form to the Secretary containing the information with respect to such Shareholder and its proposed candidates for nomination for election to the Board of Directors as required by this Section 2.12, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.12. To be timely, a Shareholder’s notice for nominations to be made at a special meeting of Shareholders shall be delivered personally or mailed to the Secretary at the principal executive offices of the Corporation and received not earlier than the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) calendar day prior to such special meeting or (y) the tenth (10th) calendar day following the day on which notice of the date of such special meeting was mailed or on which public disclosure of the date of such special meeting was first made by the Corporation, whichever first occurs.

(d)                                 In no event shall any adjournment or postponement of an annual meeting of Shareholders or special meeting of Shareholders or the public disclosure thereof commence a new time period for the giving of a Nominating Notice as described above. For purposes of these By-Laws, “Nominating Notice Deadline” shall mean the last date for a Shareholder to deliver a Nominating Notice in accordance with the provisions of this Section 2.12.

(e)                                  To be in proper written form, a Nominating Notice shall set forth:

(i)                                     the Shareholder Information with respect to each Shareholder nominating persons for election to the Board of Directors (each, a “Nominating Shareholder”) and each Shareholder Associated Person;

(ii)                                  a representation that each Nominating Shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to be Present in Person at the meeting to propose such nomination;

(iii)                               all information regarding each Nominating Shareholder, each person whom the Nominating Shareholder proposes to nominate for election or re-election as a director (each, a “Shareholder Nominee”) and each Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed by the Nominating Shareholder with the SEC in connection with a contested solicitation of proxies subject to Section 14 of the Exchange Act;

(iv)                              as to each Shareholder Nominee, (A) all information that would be required to be set forth in a Nominating Notice pursuant to this Section 2.12 if such Shareholder Nominee was a Nominating Shareholder; (B) a list of all other publicly-traded companies, whether or not currently publicly-traded or currently in existence, where such Shareholder Nominee had been proposed as a candidate for election to a board of directors by a Nominating Shareholder; (C) a description in reasonable detail of any and all other agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such Shareholder Nominee and any person or entity (naming such person or entity) in connection with such Shareholder Nominee’s service or action as a proposed candidate and, if elected, as a member of the Board of Directors; (D) to the extent that such Shareholder Nominee has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (E) to the extent that such Shareholder Nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto; (F) to the extent that such Shareholder Nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the Shareholder Nominee’s current or past profession or an industry that the Shareholder Nominee has participated in, a description in reasonable detail of such action and the reasons therefor; and (G) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the Shareholder Nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed candidate committed any act constituting (1) a breach of fiduciary duties, (2) misconduct, (3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors;

(v)                                 (A) each Shareholder Nominee’s written consent to being named in the proxy statement of the Nominating Shareholder as a nominee of the Nominating Shareholder and to serving as a director of the Corporation if elected; (B) a written questionnaire completed and signed by each Shareholder Nominee with respect to the background, qualifications and independence of such Shareholder Nominee and any other information of the Shareholder Nominee reasonably requested by the Corporation (in the form provided by the Secretary upon written request); and (C) each Shareholder Nominee’s written representation and agreement (in the form provided by the Secretary upon written request), (w) that such person is not a party to any agreement, arrangement or understanding (written or oral) with, and has not given any commitment or assurance (written or oral) to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been expressly disclosed in writing to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (x) that such person is not a party to any agreement, arrangement, or understanding (written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been expressly disclosed in writing to the Corporation, (y) that such person is not a party to any agreement, arrangement or understanding (written or oral) with any person or entity, that contemplates such person resigning as a member of the Board of Directors prior to the conclusion of the term of office to which such person was elected, and has not given any commitment or assurance (written or oral) to any person or entity that such person intends to, or if asked by such person or entity would, resign as a member of the Board of Directors prior to the end of the conclusion of the term of office to which such person was elected, except as expressly disclosed in writing to the Corporation, and (z) that in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed policies, codes or guidelines of the Corporation with respect to ethics and/or business conduct, corporate governance, conflicts of interest, confidentiality, public disclosure, hedging and pledging relating to the Corporation’s securities, and stock ownership and stock trading, and any other policies, codes and guidelines of the Corporation applicable to Corporation directors; and (D) for each Shareholder Nominee who is not a member of the Board of Directors at the time of his or her nomination, such Shareholder Nominee’s irrevocable and executed letter of resignation as a director of the Corporation, effective upon such person’s failure to receive the required vote for re-election at the next meeting of Shareholders at which such person would face re-election and upon acceptance of such resignation by the Board of Directors;

(vi)                              a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other monetary agreements, arrangements and understandings (written or oral) during the past three years, and any other relationships, between or among any Nominating Shareholder, Shareholder Associated Person or others Acting in Concert therewith, including, but not limited to, all information that would be required to be disclosed pursuant to Items 403 and 404 promulgated under Regulation S-K (or any such successor rule) if the Nominating Shareholder, Shareholder Associated Person or any person Acting in Concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive of such registrant;

(vii)                           a representation as to whether the Nominating Shareholder(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from Shareholders in support of such nomination;

(viii)                        all other information that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Nominating Shareholder(s) or Shareholder Associated Person(s) are participants in a solicitation subject to Section 14 of the Exchange Act (or any such successor of such section); and

(ix)                              a representation that each Nominating Shareholder shall provide any other information reasonably requested by the Corporation in the form and manner, and within the time period, reasonably requested by the Corporation.

(f)                                   A Nominating Shareholder shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true, correct and complete in all respects not only as of the Nominating Notice Deadline but also at all times thereafter and prior to the Shareholders’

meeting, and such update and supplement shall be received by the Secretary not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the meeting at which such proposed nominations contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this Section 2.12 do not cause a notice that was not true, correct and complete in all respects and in compliance with this Section 2.12 when delivered to the Corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 2.12.

(g)                                  The presiding officer of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting, that the proposed nomination was not made in accordance with the procedures set forth in this Section 2.12, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(h)                                 A Nominating Shareholder, by delivering a Nominating Notice to the Corporation, represents and warrants that all information contained therein, as of the Nominating Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Nominating Shareholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as being true, accurate and complete in all respects and not containing any false or misleading statements.

(i)                                     If the Nominating Shareholder (or a qualified representative thereof) is not Present in Person at the applicable Shareholder meeting to nominate the Shareholder Nominees, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, a proposed nomination to be brought by a Nominating Shareholder may not be brought before a Shareholders’ meeting if (i) such Shareholder takes action contrary to the representations made in the Nominating Notice applicable to such proposed nomination, (ii) when submitted to the Corporation prior to the Nominating Notice Deadline, the Nominating Notice applicable to such nomination contained information submitted pursuant to this Section 2.12 that was not true, correct or complete in all respects, an untrue statement of a fact or an omission to state a fact necessary to make the statements therein not misleading, or (iii) after being submitted to the Corporation, the Nominating Notice applicable to such nomination was not updated in accordance with these By-Laws to cause the information provided in the Nominating Notice to be true, correct and complete in all respects and not contain any false or misleading statements.

(j)                                    A Nominating Shareholder, by delivering a Nominating Notice to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation nor the Board of Directors shall be restricted, in any manner, from publicly disclosing or using any of the information contained in the Nominating Notice.

(k)                                 Notwithstanding any notice of a Shareholders’ meeting or proxy statement sent to Shareholders on behalf of the Corporation or filed with the SEC by the Corporation, a Shareholder must separately comply with this Section 2.12 to propose director candidates at any Shareholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary prior to the Nominating Notice Deadline that complies in all respects with the requirements of this Section 2.12.

(l)                                     Nothing in this Section 2.12 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Articles or as may be provided with respect to any such series of Preferred Stock.

ARTICLE 3
The Board of Directors

Section 3.1                                    General Powers.  The business and affairs of the Corporation shall be managed by or under the authority of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles or these By-Laws required to be exercised or done by the Shareholders.

Section 3.2                                    Number, Qualification and Term of Office.

(a)                                 The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of at least six (6) directors (the “Directors”). Subject to the provisions of Section 9.1 of the Articles, the actual number of Directors shall be fixed from time to time by resolution of the Board of Directors.

(b)                                 The Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as possible.  The number of Class A Directors (as defined in the Articles) and Class B Directors (as defined in the Articles) in each class shall also be as nearly equal in number as possible.  The initial term of office of directors in Class I will expire at the annual meeting of Shareholders in 2020.  The initial term of office of directors in Class II will expire at the annual meeting of Shareholders in 2021.  The initial term of office of directors in Class III will expire at the annual meeting of Shareholders in 2022.  At each annual election beginning at the annual meeting of Shareholders in 2020, the successors to the class of directors whose term then expires shall be elected to hold office for a term of three (3) years and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death.  This subsection (b) does not apply to any directors elected pursuant to special voting rights of one or more series of Preferred Stock.

(c)                                  The Board of Directors shall appoint a Chairman of the Board, who shall preside at each Board of Directors meeting, and in his or her absence, any person appointed by the Chairman of the Board shall preside at the meeting.  If no such person is appointed, any person appointed by the Board of Directors shall preside at the meeting.

Section 3.3                                    Annual Board Meeting.  Unless otherwise determined by the Board of Directors, the Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of officers and consideration of any other business that may properly be brought before such annual meeting of the Board of Directors.  No notice shall be necessary for the holding of the annual meeting of the Board of Directors.  If the annual meeting of the Board of Directors is not held as above provided, the election of officers may be held at any subsequent duly constituted meeting of the Board of Directors.

Section 3.4                                    Regular Board Meetings.  Regular meetings of the Board of Directors may be held at stated times or from time to time, and at such place, either within or outside the State of Indiana, as the Board of Directors may determine, without call and without notice.

Section 3.5                                    Special Board Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, at such place (within or outside the State of Indiana), date and hour as specified in the respective notices of such meetings.  Special meetings of the Board of Directors may be called on twenty-four (24) hours notice if notice is given to each Director personally or by telephone, telecopier or other telephonic or electronic communication, or on three (3) days’ notice if notice is mailed to each Director.

Section 3.6                                    Waiver of Notice and Assent.  A Director may waive notice of any meeting of the Board of Directors before or after the date and time of the meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records.  A Director’s attendance at or participation in a meeting shall constitute a waiver of notice of such meeting and assent to any corporate action taken at such meeting, unless (i) the Director at the beginning of the meeting (or promptly upon his or her arrival) objects to the holding the meeting of or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; (ii) the Director’s dissent or abstention from the action taken is entered in the minutes of such meeting; or (iii) the Director delivers written notice of his or her dissent or abstention to the presiding office at such meeting before its adjournment or to the Secretary immediately after its adjournment.  The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 3.7                                    Quorum.  At all meetings of the Board of Directors, a majority of the total number of Directors specified in Section 3.2(a) shall constitute a quorum for the transaction of any business, except (i) as provided in the Articles, (ii) for the purpose of filling vacancies, a majority of Directors then in office shall constitute a quorum; provided, that, if a vacancy occurs in in the Class A Directors or Class B Directors, a majority of the Directors representative of the class of director to-be-elected then in office shall constitute a quorum, and (iii) a lesser number may adjourn a meeting from time to time until a quorum is present.  The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by law, the Articles or these By-Laws.

Section 3.8                                    Conference Communications.  Any or all Directors may participate in any meeting, or of any duly authorized committee of Directors, by any means of communications through which the Directors may simultaneously hear each other during such meeting.  For the purposes of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this Section 3.8 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

Section 3.9                                    Vacancies; Newly Created Directorships.  Subject to Section 7.4 of the Articles, any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of Directors, may be filled by a majority vote of the Directors then in office, although less than a quorum.  A Director elected to fill a vacancy or a newly created Directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 3.10                             Removal.

(a)                                 A Director, other than a Class A Director or Class B Director, may be removed by the Shareholders only for cause and only if the removal has been approved by an 80% majority of the combined voting power of the shares entitled to vote for the election of such Director, cast at a special meeting of the Shareholders called for that purpose.  A Class A Director may be removed by the holders of Class A Shares as provided in Section 9.3(a) of the Articles with or without cause and only if the removal has been approved by the holders of an 80% majority of the Class A Shares, cast at a special meeting of the Shareholders called for that purpose. A Class B Director may be removed by the holders of Class B Shares as provided in Section 9.3(a) of the Articles with or without cause and only if the removal has been approved by the holders of an 80% majority of the Class B Shares, cast at a special meeting of the Shareholders called for that purpose.  Cause for removal exists only if:

(i)                                     the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal; or

(ii)                                  the director whose removal is proposed has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and the adjudication is not longer subject to direct appeal.

(b)                                 This section does not apply to any directors elected pursuant to special voting rights of one or more series of Preferred Stock.

(c)                                  Removal of a Director by the Board of Directors shall require the affirmative vote of the number of Directors constituting a majority of the total authorized number of Directors.

Section 3.11                             Committees.  A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution and may appoint members of the Board of Directors to serve of them.  Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board, except as otherwise provided by law.  A majority of the members of a committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the Board of Directors.

Section 3.12                             Written Action.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors, and such written consent is filed with the minutes of the proceedings.  Such action shall be effective on the date on which the last signature is placed on such writing or writings or such earlier or later effective date as is set forth therein.

Section 3.13                             Resignations.  Any Director may resign at any time by giving written notice to the Secretary.  Such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14                             Compensation of Directors.  By resolution of the Board, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both.  No such payment shall preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.

Section 3.15                             Election Not to be Governed by § 23-1-33-6(c).  The Corporation shall not be governed by Indiana Code (“I.C.”) § 23-1-33-6(c).

Section 3.16                             Electronic Action.  Subject to any limitations or requirements contained in applicable law or in any policy adopted by the Board of Directors, any notice or consent required or permitted to be given in writing by the Corporation to a Director or by a Director to the Corporation may be in the form of an electronic record and may be signed with an electronic signature, as those terms are defined in I.C. §26-2-8.  Any electronic record to be sent by the Corporation to a Director is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Director to receive the electronic record as shown in the Corporation’s current records.  Any electronic record to be sent by a Director to the Corporation is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Corporation in a publication or in a notice provided by the Corporation to the Director.  The Corporation or a Director may revoke or change any instruction applicable to him or her regarding the manner, electronic address or means of receipt required for electronic records by sending notice of the change and the corresponding new information.

ARTICLE 4
Officers

Section 4.1                                    Number.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary, and a Treasurer.  The Board of Directors may also choose one or more Divisional Presidents, Executive Vice

Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers, or such other officers as they may deem advisable.  Any number of offices may be held by the same person.

Section 4.2                                    Election, Term of Office and Qualifications.  The Board of Directors shall elect the officers of the Corporation, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided in these By-Laws or in a resolution of the Board of Directors not inconsistent herewith.  No officer need be a Director.  The President and all other officers, who may be Directors other than the Chairman of the Board, shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of the directorship.

Section 4.3                                    Removal and Vacancies.  Any officer may be removed from his or her office at any time, with or without cause, by majority vote of the entire Board of Directors.  Such removal, however, shall be without prejudice to the contract rights of the person so removed.  If there is a vacancy among the officers of the Corporation by reason of death, resignation, or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

Section 4.4                                    Chief Executive Officer.  The Chief Executive Officer shall, subject to the provisions of these by-laws,  the control of the Board of Directors and as may be required by applicable law, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall make reports to the Board of Directors and the Shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.5                                    President.  The President shall act in a general executive capacity and shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of president.

Section 4.6                                    Executive Vice Presidents and other Vice Presidents.  The Executive Vice Presidents and any other Vice Presidents shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President, or that are incident to the office of vice president.

Section 4.7                                    Secretary.  The Secretary shall be the secretary of and shall attend all meetings of the Shareholders and Board of Directors and record all proceedings of such meetings in the minute book of the Corporation.  The Secretary shall give proper notice of meetings of Shareholders and Directors, and shall perform such other duties as may be prescribed from time to time by the Chief Executive Officer or Board of Directors.

Section 4.8                                    Chief Financial Officer.  The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs and shall perform all duties incidental to the office that may be required by applicable law and shall perform such other duties as may be prescribed from time to time by the Chief Executive Officer or Board of Directors.

Section 4.9                                    Treasurer.  The Treasurer shall maintain a correct and complete record of account showing accurately at all times the financial condition of the Corporation.  The Treasurer shall be the legal custodian of all monies, notes, securities and other valuables, which may from time to time come into the possession of the Corporation.  The Treasurer shall immediately deposit all funds of the Corporation coming into his or her hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep such bank account in the name of the Corporation and shall perform such other duties as may be prescribed from time to time by Chief Executive Officer or Board of Directors.

Section 4.10                             Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Chief Executive Officer or Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.11                             Delegation of Authority.  In the case of the absence or disability of any officer, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director.

ARTICLE 5
Certificates of Stock

Section 5.1                                    Certificates of Stock.

(a)                                 The shares of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock or, if approved by the Board of Directors, shall be represented by certificates in such form as shall be approved by the Board of Directors, or a combination of both. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a notice in accordance with I.C. 23-1-26-7(b). To the extent that shares are represented by certificates, the certificates shall be signed by any two officers of the Corporation authorized by the Board of Directors. Each certificate shall set forth the number and class of shares and series, if any, and shall state that the Corporation will furnish information relating to the rights, preferences and limitations of the class or series upon request.

(b)                                 The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or registrar or by any other officer or agent designated by the Board of Directors.

Section 5.2                                    Issuance of Shares.  The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles in such amounts as determined by the Board of Directors and permitted by law.  If shares are issued for promissory notes or for promises to render services in the future, the Corporation must comply with I.C. 23-1-53-2(b).

Section 5.3                                    Facsimile Signatures.  Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of the officers may be a facsimile.  In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 5.4                                    Lost or Destroyed Certificates.  Any Shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors, the Chairman of the Board or President shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in a form, in an amount, and with one or more sureties satisfactory to the Board of Directors or the Chief Executive Officer, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 5.5                                    Transfers of Stock.  Subject to the power of the Board of Directors under Article XI of the Articles to provide certain transfers of stock ownership to Aliens (as defined in the Articles), upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares fully endorsed or accompanies by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.6                                    Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.7                                    Restrictions on Ownership, Voting and Transfer Right to Redeem.  Article XI of the Articles restricts the ownership, voting and transfer of shares of capital stock of the Corporation to the extent necessary to prevent ownership of such shares by Aliens from violating the Communications Act of 1934, as amended (the “Communications Act”), and the regulations of the Federal Communications Commission (the “FCC Regulations”).  In addition, Article XI of the Articles entitles the Corporation to redeem shares of capital stock determined by the Board of

Directors to be owned beneficially by an Alien or Aliens if such ownership violates the Communications Act or FCC Regulations.  Each certificate representing shares of capital stock of the Corporation shall contain a legend referencing such restrictions and right to redeem set forth in Article XI of the Articles.

ARTICLE 6
General Provisions

Section 6.1                                    Dividends.  Subject to applicable law and the Articles, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock.

Section 6.2                                    Record Date.  Subject to any provisions of the Articles, the Board of Directors may fix a date not more than 120 days before the date fixed for the payment of any dividend as the record date for the determination of the Shareholders entitled to receive payment of the dividend, and, in such case, only Shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date.  The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

Section 6.3                                    Checks.  All agreements, checks or demands for money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.  If no such designation is made, they may be signed by any officer, singly.

Section 6.4                                    Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board and in the absence of such resolution, the Corporation shall have a February 28/29 fiscal year.

Section 6.5                                    Seal.  The Corporation shall have no corporate seal.

Section 6.6                                    Exclusive Forum for Certain Claims.  Unless the Corporation consents in writing to the selection of an alternative forum, a Circuit or Superior Courts of the Marion County, State of Indiana, or the United States District Court in the Southern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the IBCL, the articles of incorporation or the bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE 7
Amendments

Section 7.1                                    Any amendment of these By-Laws shall require approval by the number of Directors constituting a majority of the total number of Directors specified in Section 3.2(a).

Section 7.2                                    Any amendment of these By-Laws shall be consistent with the Articles and provisions of applicable law then in effect, including without limitation, the Communications Act and the FCC Regulations.

ARTICLE 8
Securities of Other Corporations

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.